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                                                                    EXHIBIT 99.1



COMPANY CONTACTS:
Desiree Chope, Envision Development Corporation, 508-481-8303 ext. 323, DCHOPE@EDVCORP.COM

MEDIA CONTACTS:
David Politis, Politis Communications, 801-523-3730 (wk)/801-556-8184(cell), DPOLITIS@POLITIS.COM Jason Olsen, Politis Communications, 801-523-3730, JOLSEN@POLITIS.COM

BROKER CONTACTS:
Leonardo Zangani, L.G. Zangani, 908-788-9660, LGZANGANI@RCN.COM

FOR IMMEDIATE RELEASE

              ENVISION DEVELOPMENT CORPORATION SELLS PERFUMANIA.COM
                      AND POSTACARD.COM TO E COM VENTURES

MARLBORO, Mass. - May 15, 2000 - Envision Development Corporation (AMEX: EDV), the emerging leader in web-centric transactive technologies and eBusiness solutions, today announced that the company has sold its wholly owned subsidiaries, perfumania.com and PostaCard.com, to E Com Ventures, Inc. (NASDAQ:
ECMV). The terms of the transaction are not being disclosed at this time.

The sale of these businesses stems from Envision's strategy to focus on delivery of innovative, transactive eBusiness solutions. Envision seeks to deliver these benefits with a services/products spectrum including eBusiness Consulting, eBusiness System Development, eMarketing, and Application Licensing through its IsoStructure(TM) platform.

"For the past several months we have taken a number of meaningful steps to focus our attention on our transactive technologies and eBusiness solutions," said William J. Patch, Envision chairman and chief executive officer. "The decision announced today is one more step in that direction."

Envision is currently seeking to be a leader in transactive technologies that protect, secure and manage Internet document exchange as a part of the eBusiness solution. The company's flagship product, InterosaTM, was chosen by attendees at the EMA 2000 exhibition in Boston, Mass. as the best emerging technology in the field.

The company will be retiring shares of its common stock, thereby resulting in an anti-dilutive effect for our shareholders. Michael E. Amideo, chief financial officer said, "At this time, we believe this strategic decision is a logical continuation of our ongoing efforts to focus on the high tech business sector while at the same time taking actions to unlock value for our shareholders."

"Envision's strategy is based upon the premise that organizations wishing to participate in the Internet economy are increasingly turning to eBusiness experts," Patch explained. "These organizations wish not only to tap into the expertise and innovative skills that are needed to create and deploy competitive and timely eBusiness systems, but even more importantly, the eBusiness and eMarketing savvy to make their companies successful in the Internet economy."

E COM VENTURES, INC. facilitates the cross marketing and cross-promotional opportunities between its member companies, its e-commerce investments and its wholly owned subsidiary, Perfumania Marketing, with its approximately 1,600 employees, 269 brick and mortar stores and $190 million in annual sales. E Com Ventures, Inc. supports startups or existing B-to-B or B-to-C companies with development strategies, marketing and financial support to increase sales as well as to introduce products and services into Internet businesses.

                                     -more-


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ENVISION DEVELOPMENT CORP. TO SELL PERFUMANIA.COM AND POSTACARD.COM      PAGE 2
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ENVISION DEVELOPMENT CORPORATION (www.edvcorp.com) is a rapidly growing leader in providing web-centric transactive technologies through breakthrough applications development and end-to-end eBusiness solutions.

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This press release contains forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements. Such risks and uncertainties are described in the company's filings with the SEC, including its Registration Statement on Form S-1.

IsoStructure is a trademark of Envision Development Corporation. All other trademarks are the property of their respective owners.